Exhibit 99.1

FOR IMMEDIATE RELEASE

POOL CORPORATION REPORTS SECOND QUARTER RESULTS
______________________

$71 MILLION  IMPROVEMENT IN CASH PROVIDED BY OPERATIONS
AND A 60 BASIS POINT INCREASE IN OPERATING MARGIN

COVINGTON, LA. (July 23, 2009) – Pool Corporation (NASDAQ/GSM:POOL) today reported results for the second quarter of 2009.

“In what is arguably the most challenging market environment ever experienced by our industry, we are pleased that there are a number of positive developments to report,” said Manuel Perez de la Mesa, President and CEO.  “Our focus on optimizing gross margin, right-sizing expenses relative to sales levels and improving working capital management is evidenced by our higher operating margin and significantly better cash generation.  Additionally, we believe our dedicated team, industry leading programs and market penetration initiatives have enabled us to gain market share in these difficult times.”

Net sales for the quarter ended June 30, 2009 decreased 13% to $602.1 million, compared to $693.0 million in the second quarter of 2008.  Base business sales also declined 13% due to reduced new pool and irrigation construction activity, deferred discretionary replacement activity and unfavorable weather and currency fluctuations.  This reduction was partially offset by an increase in certain maintenance and repair product sales and sales related to regulatory changes governing pool and spa safety.

Gross profit for the second quarter of 2009 decreased 12% to $178.1 million from $202.8 million in the comparable 2008 period.  Gross profit as a percentage of net sales (gross margin) improved to 29.6% in the second quarter of 2009 from 29.3% for the second quarter of 2008.  The increase in gross margin is attributable to a favorable shift in sales mix, an increase in sales of POOLCORP branded products and specific margin improvement initiatives.

Selling and administrative expenses (operating expenses) decreased 15% to $96.4 million in the second quarter of 2009 from $112.8 million in the second quarter of 2008.  Base business operating expenses decreased 14% compared to the second quarter of 2008 due to the impact of cost control initiatives on payroll related and variable expenses, including lower incentive compensation, and reduced freight costs.

Operating income decreased 9% to $81.7 million from $90.0 million in the comparable 2008 period.  Operating income as a percentage of net sales (operating margin) increased to 13.6% for the current quarter, compared to 13.0% for the second quarter of 2008.  Average debt levels decreased by $76.1 million compared to the second quarter of 2008.  Coupled with a lower weighted average effective interest rate, interest expense declined 38%.  Earnings per share for the second quarter of 2009 was $0.99 per diluted share on net income of $48.4 million, compared to $1.08 per diluted share on net income of $52.9 million for the second quarter of 2008.

Net sales for the six months ended June 30, 2009 decreased 15% to $878.7 million from $1,031.2 million in the comparable 2008 period.  Base business sales declined 16% in the first six months of 2009 compared to the same period in 2008.  Gross margin increased 60 basis points to 29.5% in the first half of 2009 from 28.9% for the same period last year.

Operating income for the first six months of 2009 decreased 15% to $78.1 million compared to $92.2 million in the same period last year.  Operating margin was 8.9% for both the first half of 2009 and the first half of 2008.  Earnings per share for the first six months of 2009 decreased 15% to $0.87 per diluted share on net income of $42.1 million, compared to $1.02 per diluted share on net income of $49.7 million in the comparable 2008 period.

On the balance sheet, total net receivables decreased 16% compared to June 30, 2008 due primarily to lower sales and a shift toward more cash sales resulting from tighter credit terms.  Inventory levels also decreased 16% to $325.2 million at June 30, 2009 compared to levels at June 30, 2008.  Total debt outstanding at June 30, 2009 was $334.0 million, down $108.0 million compared to June 30, 2008.

Cash provided by operations was $35.6 million in the first six months of 2009 compared to a use of cash in operations of $35.2 million in the first six months of 2008.  The increase in cash provided by operations is due to focused management of working capital balances, primarily the reduction of inventory levels.  This improvement of  $70.8 million is net of a $30.0 million deferred federal income tax payment made in January 2009.  Adjusted EBITDA (as defined in the addendum to this release) was $87.2 million in the second quarter of 2009 compared to $96.7 million in the second quarter of 2008, and was $84.1 million for the six months ended June 30, 2009 compared to $102.1 million for the six months ended June 30, 2008.

“Given our results through the seasonally critical second quarter, we anticipate our full year 2009 earnings will be in the range of $1.00 to $1.05 per diluted share excluding any potential one-time charges,” said Perez de la Mesa.  “As we head into the second half of 2009, we expect better relative performance in the fourth quarter and are encouraged by current trends that indicate a softening of the impact of discretionary sales declines.”

Pool Corporation is the largest wholesale distributor of swimming pool and related backyard products.  Currently, POOL operates 287 sales centers in North America and Europe, through which it distributes more than 100,000 national brand and private label products to roughly 70,000 wholesale customers.  For more information about POOL, please visit www.poolcorp.com.

This news release includes “forward-looking” statements that involve risk and uncertainties that are generally identifiable through the use of words such as “believe,” “expect,” “intend,” “plan,” “estimate,” “project” and similar expressions and include projections of earnings.  The forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements speak only as of the date of this release, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.  Actual results may differ materially due to a variety of factors, including the sensitivity of our business to weather conditions, changes in the economy and the housing market, our ability to maintain favorable relationships with suppliers and manufacturers, competition from other leisure product alternatives and mass merchants and other risks detailed in POOL’s Form 10-Q for the quarter ended March 31, 2009 filed with the Securities and Exchange Commission.

CONTACT:

Craig K. Hubbard
985.801.5117
craig.hubbard@poolcorp.com

POOL CORPORATION
Consolidated Statements of Income
(Unaudited)
(In thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2009	2008		2009	2008

Net sales	$602,082	$692,972		$878,708	$1,031,187
Cost of sales	424,014	490,220		619,447	733,081
Gross profit	178,068	202,752		259,261	298,106
Percent	29.6%	29.3%		29.5%	28.9%

Selling and administrative expenses	96,348	112,762		181,187	205,919
Operating income	81,720	89,990		78,074	92,187
Percent	13.6%	13.0%		8.9%	8.9%

Interest expense, net	3,150	5,087		6,477	10,111
Income before income taxes and equity earnings (losses)	78,570	84,903		71,597	82,076
Provision for income taxes	30,878	32,811		28,138	31,722
Equity earnings (losses) in unconsolidated investments, net	674	783		(1,329)	(663)
Net income	$48,366	$52,875		$42,130	$49,691

Earnings per share:
Basic	$1.00	$1.11		$0.87	$1.04
Diluted	$0.99	$1.08	(1)	$0.87	$1.02
Weighted average shares outstanding:
Basic	48,536	47,823	(1)	48,412	47,736 (1)
Diluted	48,844	48,776	(1)	48,654	48,562 (1)

Cash dividends declared per common share	$0.13	$0.13		$0.26	$0.25

(1) As adjusted for the adoption of FSP EITF 03-6-1.

POOL CORPORATION
Condensed Consolidated Balance Sheets
(Unaudited)
(In thousands)

	June 30,	June 30,	Change
	2009	2008	$	%

Assets
Current assets:
Cash and cash equivalents	$41,727	$26,453	$15,274	58%
Receivables, net	50,981	75,563	(24,582)	(33)
Receivables pledged under receivables facility	182,307	203,091	(20,784)	(10)
Product inventories, net	325,198	385,258	(60,060)	(16)
Prepaid expenses and other current assets	8,219	11,376	(3,157)	(28)
Deferred income taxes	11,908	9,139	2,769	30
Total current assets	620,340	710,880	(90,540)	(13)

Property and equipment, net	34,163	33,892	271	1
Goodwill	170,601	167,352	3,249	2
Other intangible assets, net	12,471	14,480	(2,009)	(14)
Equity interest investments	28,886	32,839	(3,953)	(12)
Other assets, net	28,438	25,612	2,826	11
Total assets	$894,899	$985,055	$(90,156)	(9)%

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$194,004	$193,663	$341	-%
Accrued expenses and other current liabilities	61,355	70,755	(9,400)	(13)
Short-term financing	25,000	121,492	(96,492)	(79)
Current portion of long-term debt and other long-term liabilities	27,114	4,633	22,481	>100
Total current liabilities	307,473	390,543	(83,070)	(21)

Deferred income taxes	20,079	17,527	2,552	15
Long-term debt	282,015	316,000	(33,985)	(11)
Other long-term liabilities	6,145	6,455	(310)	(5)
Total liabilities	615,712	730,525	(114,813)	(16)
Total stockholders’ equity	279,187	254,530	24,657	10
Total liabilities and stockholders’ equity	$894,899	$985,055	$(90,156)	(9)%
                                __________________

1.	The allowance for doubtful accounts was $12.5 million at June 30, 2009 and $9.7 million at June 30, 2008.

2.	The inventory reserve was $7.3 million at June 30, 2009 and $7.9 million at June 30, 2008.

POOL CORPORATION
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In thousands)

	Six Months Ended
	June 30,
	2009	2008	Change
Operating activities
Net income	$42,130	$49,691	$(7,561)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	4,492	4,804	(312)
Amortization	1,307	2,149	(842)
Share-based compensation	2,935	4,269	(1,334)
Excess tax benefits from share-based compensation	(607)	(1,652)	1,045
Equity losses in unconsolidated investments	2,230	1,158	1,072
Other	(4,400)	(1,501)	(2,899)
Changes in operating assets and liabilities, net of effects of acquisitions:
Receivables	(115,166)	(132,735)	17,569
Product inventories	80,414	8,995	71,419
Accounts payable	20,316	(2,606)	22,922
Other current assets and liabilities	1,960	32,266	(30,306)
Net cash provided by (used in) operating activities	35,611	(35,162)	70,773

Investing activities
Acquisition of businesses, net of cash acquired	(381)	(32,840)	32,459
Divestiture of business	—	724	(724)
Purchase of property and equipment, net of sale proceeds	(5,866)	(3,611)	(2,255)
Net cash used in investing activities	(6,247)	(35,727)	29,480

Financing activities
Proceeds from revolving line of credit	178,237	190,100	(11,863)
Payments on revolving line of credit	(173,222)	(150,625)	(22,597)
Proceeds from asset-backed financing	42,000	73,335	(31,335)
Payments on asset-backed financing	(37,792)	(20,170)	(17,622)
Payments on long-term debt and other long-term liabilities	(3,076)	(1,591)	(1,485)
Payments of capital lease obligations	—	(251)	251
Payments of deferred financing costs	(305)	(22)	(283)
Excess tax benefits from share-based compensation	607	1,652	(1,045)
Proceeds from issuance of common stock under share-based compensation plans	1,399	2,289	(890)
Payments of cash dividends	(12,601)	(11,951)	(650)
Purchases of treasury stock	(59)	(1,263)	1,204
Net cash provided by (used in) financing activities	(4,812)	81,503	(86,315)
Effect of exchange rate changes on cash	1,413	14	1,399
Change in cash and cash equivalents	25,965	10,628	15,337
Cash and cash equivalents at beginning of period	15,762	15,825	(63)
Cash and cash equivalents at end of period	$41,727	$26,453	$15,274

Addendum

The following table breaks out our consolidated results into the base business component and the excluded components (sales centers excluded from base business):

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Three Months Ended		Three Months Ended		Three Months Ended
	June 30,		June 30,		June 30,
	2009	2008	2009	2008	2009	2008
Net sales	$576,870	$666,463	$25,212	$26,509	$602,082	$692,972

Gross profit	171,119	194,388	6,949	8,364	178,068	202,752
Gross margin	29.7%	29.2%	27.6%	31.6%	29.6%	29.3%

Selling and administrative expenses	91,181	105,810	5,167	6,952	96,348	112,762
Expenses as a % of net sales	15.8%	15.9%	20.5%	26.2%	16.0%	16.3%

Operating income	79,938	88,578	1,782	1,412	81,720	89,990
Operating margin	13.9%	13.3%	7.1%	5.3%	13.6%	13.0%

(Unaudited)	Base Business		Excluded		Total
(In thousands)	Six Months Ended		Six Months Ended		Six Months Ended
	June 30,		June 30,		June 30,
	2009	2008	2009	2008	2009	2008
Net sales	$830,755	$987,832	$47,953	$43,355	$878,708	$1,031,187

Gross profit	246,060	284,926	13,201	13,180	259,261	298,106
Gross margin	29.6%	28.8%	27.5%	30.4%	29.5%	28.9%

Selling and administrative expenses	169,358	193,402	11,829	12,517	181,187	205,919
Expenses as a % of net sales	20.4%	19.6%	24.7%	28.9%	20.6%	20.0%

Operating income	76,702	91,524	1,372	663	78,074	92,187
Operating margin	9.2%	9.3%	2.9%	1.5%	8.9%	8.9%

We have excluded the following acquisitions from base business for the periods identified:

Acquired	Acquisition Date	Net Sales Centers Acquired	Period Excluded
Proplas Plasticos, S.L.	November 2008	0	January 2009 – June 2009
National Pool Tile (NPT) (1)	March 2008	8	January – May 2009 and March – May 2008
Canswim Pools	March 2008	1	January – May 2009 and March – May 2008

(1) We acquired 15 NPT sales centers and have consolidated 7 of these with existing sales centers, including 4 in March 2008, 2 in the second quarter of 2008 and 1 in April 2009.

We exclude the following sales centers from base business results for a period of 15 months:

•	acquired sales centers (see table above);
•	existing sales centers consolidated with acquired sales centers;
•	closed sales centers;
•	consolidated sales centers in cases where we do not expect to maintain the majority of the existing business; and
•	sales centers opened in new markets.

As of June 30, 2009, four closed sales centers and one existing sales center that was consolidated with an acquired sales center were excluded from base business.

The table below summarizes the changes in our sales centers in the first half of 2009:

December 31, 2008	288
Consolidation of acquired locations	(1)
June 30, 2009	287

We generally allocate corporate overhead expenses to excluded sales centers on the basis of their net sales as a percentage of total net sales.  After 15 months of operations, we include acquired, consolidated and new market sales centers in the base business calculation including the comparative prior year period.

Since we divested our pool liner manufacturing operation in France at the beginning of April 2008, we have excluded these operations from base business for the comparative three month period ended March 31, 2008.

We define Adjusted EBITDA as net income or net loss plus interest expense, income taxes, depreciation, amortization, share-based compensation and goodwill impairment.  Adjusted EBITDA is not a measure of cash flow or liquidity as determined by generally accepted accounting principles (GAAP).  We have included Adjusted EBITDA as a supplemental disclosure because we believe that it is widely used by our investors, industry analysts and others as a useful supplemental liquidity measure in conjunction with cash flows provided by or used in operating activities to help investors understand our ability to provide cash flows to fund growth, service debt and pay dividends as well as compare our cash flow generating capacity from year to year.

We believe Adjusted EBITDA should be considered in addition to, not as a substitute for, operating income or loss, net income or loss, cash flows provided by or used in operating, investing and financing activities or other income statement or cash flow statement line items reported in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, which may limit its usefulness as a comparative measure.

The table below presents a reconciliation of net income to Adjusted EBITDA.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2009	2008	2009	2008
Net income	$48,366	$52,875	$42,130	$49,691
Add:
Interest expense, net	3,150	5,087	6,477	10,111
Provision for income taxes	30,878	32,811	28,138	31,722
Income tax expense (benefit) on equity (earnings) losses	449	507	(901)	(495)
Share-based compensation	1,614	1,999	2,935	4,269
Depreciation	2,283	2,417	4,492	4,804
Amortization (1)	424	996	877	1,949
Adjusted EBITDA	$87,164	$96,692	$84,148	$102,051

                                                (1)  Excludes amortization included in interest expense, net

The table below presents a reconciliation of Adjusted EBITDA to net cash provided by (used in) operating activities.

(Unaudited)	Three Months Ended		Six Months Ended
(In thousands)	June 30,		June 30,
	2009	2008	2009	2008
Adjusted EBITDA	$87,164	$96,692	$84,148	$102,051
Add:
Interest expense, net (1)	(2,929)	(4,998)	(6,047)	(9,911)
Provision for income taxes	(30,878)	(32,811)	(28,138)	(31,722)
Income tax (expense) benefit on equity (earnings) losses	(449)	(507)	901	495
Excess tax benefits on share-based compensation	(332)	(112)	(607)	(1,652)
Equity (earnings) losses in unconsolidated investments	(1,123)	(1,288)	2,230	1,158
Other	(1,942)	1,111	(4,400)	(1,501)
Change in operating assets and liabilities	32,067	(77,809)	(12,476)	(94,080)
Net cash provided by (used in) operating activities	$81,578	$(19,722)	$35,611	$(35,162)

(1)    Excludes amortization of deferred financing costs of $221 and $89 for the three months ended June 30, 2009 and June 30, 2008, respectively, and $430 and $200 for the six months ended June 30, 2009 and June 30, 2008, respectively.  This non-cash expense is included in interest expense, net on the Consolidated Statements of Income.